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                                                                    Exhibit 99.1


                     SECOND STANDSTILL AGREEMENT
                     ---------------------------


          This Agreement dated April 12, 1999 is made and entered into between Vencor, Inc., a corporation organized under the laws of Delaware, for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Vencor Operating, Inc. (collectively, "Vencor") and Ventas, Inc., a corporation organized under the laws of Delaware, for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Ventas Realty, Limited Partnership (collectively, "Ventas").

          WHEREAS, Vencor and Ventas entered into an Agreement And Plan Of Reorganization, dated as of April 30, 1998 (the "Reorganization Agreement"), and other Ancillary Agreements (as defined in the Reorganization Agreement), including four Master Lease Agreements, dated as of April 30, 1998 (the "Master Leases");

          WHEREAS, Vencor Nursing Centers Limited Partnership (an affiliate of Vencor) and Ventas Realty, Limited Partnership (an affiliate of Ventas) entered into a Lease Agreement dated as of August 7, 1998, concerning a facility commonly known as the Corydon, Indiana Skilled Nursing Center (the "Indiana Lease," and, collectively with the Master Leases, the "Five Leases");

          WHEREAS, on March 18, 1999, Vencor sent a letter to Ventas, invoking the dispute resolution provisions of Section 6.01 of the Reorganization Agreement and seeking, inter alia, to negotiate a settlement concerning various disputes;

          WHEREAS, on March 22, 1999, Ventas sent a letter to Vencor, inter alia, denying the allegations in Vencor's March 18, 1999 letter but agreeing to engage in a constructive dialogue with Vencor regarding the issues raised in Vencor's letter;
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          WHEREAS, Vencor and Ventas entered into a Standstill Agreement dated
March 31, 1999 (the "First Standstill Agreement"), in which the parties agreed not to take certain actions or to exercise certain rights or remedies against one another during a period through and including April 12, 1999;

          WHEREAS, the parties desire to continue negotiations and, in connection therewith, to enter into certain arrangements more particularly identified herein, including, without limitation, certain arrangements for the payment in full of the rent due to Ventas under the Five Leases for the month of April 1999, for the tolling or suspending of limitations or repose periods applicable to certain alleged claims arising out of the Reorganization Agreement, the Ancillary Agreements or the transactions contemplated by or in those agreements, and for other matters;

          NOW, THEREFORE, in consideration of the premises and the agreements and undertakings of the parties contained herein, the parties agree as follows:

          1. Except as explicitly set forth in the Tolling Agreement, neither this Second Standstill Agreement, the Tolling Agreement by and between Ventas and Vencor of even date herewith, the four Second Amendment to Master Lease Agreements by and between Ventas and Vencor (and the other related parties to the Master Lease Agreements) of even date herewith, nor the First Amendment to Corydon, Indiana Lease Agreement by and between Ventas Realty, Limited Partnership and Vencor Nursing Centers Limited Partnership of even date herewith (the "Contemporaneous Agreements"), nor any discussions in pursuance hereof or thereof, shall constitute a waiver by either party of any claim or defense that may be asserted against the other party (including, without limitation, any claim or defense with respect to the legality, validity, or

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enforceability of the Master Leases), an admission of liability by either party or an admission by either party of the propriety or validity of any claims or defenses asserted by either other party, and neither this Second Standstill Agreement nor the Tolling Agreement shall be offered or received in evidence in any arbitration or litigation between or among the parties except to enforce the terms of such agreements or, where the intent of the parties is clearly stated in such agreements, to demonstrate the intent of the parties.

          2. Any modifications to this Second Standstill Agreement shall be in writing and signed by both parties hereto.

          3. Each of the undersigned represents that he or she has the authority to execute this Agreement on behalf of the party for whom it is executed.

          4. Simultaneously with the execution and delivery of this Second Standstill Agreement, the parties shall execute and deliver the following additional agreements: the Tolling Agreement set forth at Exhibit A hereto, the four Second Amendment to Master Lease Agreements set forth at Exhibit B hereto, and the First Amendment to Corydon, Indiana Lease Agreement set forth at Exhibit C hereto. This Agreement shall not become effective prior to the execution and delivery of all of the foregoing agreements.

          5. During the period from the date hereof through and including the earlier of (a) the commencement by or against Vencor, as debtor, of a voluntary or involuntary bankruptcy case under Title 11 of the United States Code, or (b) 5:00 p.m. Eastern Daylight Savings Time on May 5, 1999 (such period being referred to herein as the "Second Standstill Period"), neither Vencor nor Ventas will file, commence, serve, or otherwise initiate any civil action, arbitration proceeding, or other similar action, litigation, case, or proceeding of any kind, character, or

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nature whatsoever (an "Action") against the other or any third party, including, without limitation, any of Vencor's or Ventas' current or former officers, directors, or employees, arising from or relating to the Reorganization Agreement, any Ancillary Agreement, or any of the Five Leases, or with respect to the various disputes identified in Vencor's March 18, 1999 letter; nor shall Ventas exercise any rights or remedies it may have against Vencor under any of the Five Leases based on Vencor's late payment of the rent due under the Five Leases for the month of April 1999, based on Vencor's late payment of rent due under the Five Leases for the month of May 1999, or based on any default arising from or related to the disclosures made by Vencor to Ventas commencing on or about March 30 and March 31, 1999 and continuing to the date hereof. Notwithstanding the foregoing, the Second Standstill Period shall immediately terminate, and Vencor and Ventas may proceed to file such Actions as either may choose, and Ventas may proceed to exercise such rights or remedies as it may choose under any of the Five Leases in the event that:


     (i) prior to 5:00 p.m. Eastern Daylight Savings Time on April 13, 1999, Vencor has not paid to Ventas, in immediately available funds, the sum of $8,022,426.00, representing thirteen-thirtieths (13/30) of the rent due to Ventas under the Five Leases for the month of April 1999; or

     (ii) prior to 5:00 p.m. Eastern Daylight Savings Time on April 20, 1999, Vencor has not paid to Ventas, in immediately available funds, an additional sum of $4,319,767.85, representing seven-thirtieths (7/30) of the rent due to Ventas under the Five Leases; or

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     (iii) prior to 5:00 p.m. Eastern Daylight Savings Time on April 27, 1999,
           Vencor has not paid to Ventas, in immediately available funds, an additional sum of $4,319,767.85, representing seven-thirtieths (7/30) of the rent due to Ventas under the Five Leases; or

     (iv) prior to 5:00 p.m. Eastern Daylight Savings Time on April 30, 1999, Vencor has not paid to Ventas, in immediately available funds, an additional sum of $1,851,329.07, representing three-thirtieths (3/30) of the rent due to Ventas under the Five Leases.

          6. Notwithstanding anything contained in this Second Standstill Agreement to the contrary, Vencor, subsequent to 5:00 p.m. Eastern Daylight Savings Time on April 26, 1999, may commence an Action against those of the three individuals who are identified in the letter from counsel for Ventas to counsel for Vencor of even date herewith and who, prior to 5:00 p.m. Eastern Daylight Savings Time on April 26, 1999, fail to execute and deliver a tolling agreement with Vencor covering claims of each against the other that is reasonably satisfactory in form and substance to Vencor and to such individuals.

          7. This Second Standstill Agreement is binding upon the undersigned parties and on any representatives, successors, heirs, and assigns of the parties hereto.

          8. This Second Standstill Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts shall be deemed an original hereof, but all of which together shall constitute one agreement.

          9. This Second Standstill Agreement shall be construed pursuant to the laws of the State of New York, without giving effect to the choice-of-law rules of New York law.

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          10.  Payments of funds due from Vencor to Ventas hereunder, including payment of rent due under the Five Leases, shall be made by wire transfer to Ventas through the following wire instructions:

          SunTrust Bank, Nashville

          ABA Routing No.:  064000046

          Account:  7020226622

          Credit Ventas Realty, Limited Partnership

          CONFIRMED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN BY:

VENCOR, INC.                        VENTAS, INC.


By: /s/ Richard A. Schweinhart      By:  /s/ T. Richard Riney
   ---------------------------          -----------------------------
Name: Richard A. Schweinhart        Name: T. Richard Riney
Title: Senior Vice President        Title: Vice President

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